Exhibit 5





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                                                        JENKENS & GILCHRIST
                                                     A PROFESSIONAL CORPORATION

                                                      2200 ONE AMERICAN CENTER
                                                        600 CONGRESS AVENUE                        DALLAS, TEXAS
                                                        AUSTIN, TEXAS  78701                       (214) 855-4500
                                                                                                  CHICAGO, ILLINOIS
                                                           (512) 499-3800                          (312) 425-3900
                                                       TELECOPIER (512) 404-3520                   HOUSTON, TEXAS
                                                                                                   (713) 951-3300
                                                            www.jenkens.com                   LOS ANGELES, CALIFORNIA
       J. Rowland Cook                                                                             (310) 820-8800
        (512) 499-3821                                                                           SAN ANTONIO, TEXAS
      rcook@jenkens.com                                                                            (210) 246-5000
                                                                                                  WASHINGTON, D.C.
                                                                                                   (202) 326-1500
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                                                          October 22, 1999
Travis Boats & Motors, Inc.
500 Plaza on the Lake
Suite 250
Austin, TX  78746

         Re:      Travis Boats & Motors, Inc.
                        Registration Statement on Form S-3

Ladies and Gentlemen:

         On October 22, 1999, Travis Boats & Motors, Inc., a Texas corporation (the "Company"), filed with the Securities and Exchange Commission ("Commission") a Registration Statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), relating to the offer and sale by the certain shareholders of the company (the "Selling Shareholders") of an aggregate of 86,005 shares of common stock, $.01 par value per share (the "Shares"). We have acted as counsel to the company in connection with the preparation and filing of the Registration Statement.

         In connection therewith, we have examined and relied upon the original or copies, certified to our satisfaction, of (i) the Restated Articles of Incorporation and the Restated Bylaws of the Company, in each case as amended to date, (ii) copies of resolutions of the Board of Directors of the Company authorizing the offering and the issuance of the shares to be sold by the Company and related matters, (iii) the Registration Statement, and all exhibits thereto, and (iv) such other documents and instruments as we have deemed necessary for the expression of opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.








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                               Jenkens & Gilchrist
                 A P R O F E S S I O N A L C O R P O R A T I O N


Travis Boats & Motors, Inc.
October 22, 1999
Page 2

         Based upon the foregoing examination, we are of the opinion that the Shares have been duly and validly authorized and are legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.


                                                    Respectfully submitted,

                                                    JENKENS & GILCHRIST,
                                                    A Professional Corporation



                                                    By:     /s/ J. Rowland Cook
                                                            --------------------
                                                            J. Rowland Cook
                                                            Authorized Signatory